Exhibit 4.2

SPECIMEN UNIT CERTIFICATE

NUMBER         UNITS

U-

SEE REVERSE FOR CERTAIN

DEFINITIONS

CUSIP 74967B 408

RMR INDUSTRIALS, INC.

UNITS CONSISTING OF ONE SHARE OF CLASS B COMMON STOCK AND ONE WARRANT TO PURCHASE [__] SHARE

OF CLASS B COMMON STOCK

THIS CERTIFIES THAT                                                                                        is the owner of                                          Units.

Each unit (“Unit”) consists of one (1) share of Class B Common Stock, $0.01 par value per share (“Common Stock”), of RMR Industrials, Inc., a Nevada corporation (the “Corporation”), and one (1) warrant to purchase [__] share of Common Stock (“Warrant”). Each Warrant entitles the holder to purchase [___] share of Common Stock for $[____] per share (subject to adjustment). Each Warrant will become immediately exercisable beginning on _______ (the “Separation Date”), and will expire on _________ or earlier upon redemption.

The shares of Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to the Separation Date. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______ 2015, between the Corporation and Registrar and Transfer Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

Witness the facsimile signature of its duly authorized officers.

President	Secretary

Countersigned and Registered:

By:
Registrar and Transfer Company

RMR INDUSTRIALS, INC.

The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian ____
(Cust)

(Minor)
TEN ENT	—	as tenants by the entireties
Under Uniform Gifts to Minors Act

(State)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received,              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                     Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                   Attorney to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated

(SIGNATURE)

Notice:	The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

Signature(s) Guaranteed By:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).